UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) June 4, 2018

WATSCO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

1-5581	59-0778222
(Commission File Number)	(IRS Employer Identification No.)

2665 South Bayshore Drive, Suite 901

Miami, Florida 33133

(Address of Principal Executive Offices, Including Zip Code)

(305) 714-4100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Watsco, Inc., a Florida corporation (the “Company”), held its Annual Meeting of Shareholders (the “Annual Meeting”) on June 4, 2018. The final voting results for the proposals submitted to a vote of the Company’s shareholders at the Annual Meeting are as follows:

Proposal 1. As set forth in the table that follows, (1) election of directors to serve as Common stock directors by Common stockholders voting as a single class and (2) election of Class B Common stock directors by Class B Common stockholders for terms to expire at the respective annual meetings of shareholders:

Nominee	Term	Votes For	Votes Withheld	Broker Non-Votes
Common Stock:
Steven Rubin	2019	27,753,603	56,228	1,822,509
George P. Sape	2021	27,366,946	442,885	1,822,509

Class B Common Stock:
Brian E. Keeley	2019	50,483,110	9,010	1,587,920
Aaron J. Nahmad	2021	50,483,110	9,010	1,587,920
Albert H. Nahmad	2021	50,483,110	9,010	1,587,920

Proposal 2. Approval of a non-binding advisory resolution regarding the compensation of the Company’s named executive officers. The combined vote of the Company’s Common and Class B common stock was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
66,260,206	11,925,339	116,406	3,410,429

Proposal 3. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2018 fiscal year. The combined vote of the Company’s Common and Class B common stock was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
80,719,554	851,123	141,703	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WATSCO, INC.

Dated: June 7, 2018	By:	/s/ Ana M. Menendez
Ana M. Menendez,
Chief Financial Officer